Exhibit 99.2 Business Plan CONFIDENTIAL

Disclaimer This presentation (the “Presentation”) has been prepared by Audacy, Inc. and its subsidiaries (the “Company”) for the recipients hereof in connection with the consideration of potential transactions (the “Transactions”), solely for informational purposes. The information contained in this Presentation and other information furnished by or on behalf of the Company has been prepared to assist the recipients hereof in conducting their own evaluation of the Company and does not purport to complete or to contain all of the information a recipient hereof may require. In all cases, such recipients should conduct their own investigation and analysis of the Company and the information set forth in this Presentation. 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The actual results may vary from the projected results expressed or implied in the forward-looking statements and such differences may be material. The Company assumes no obligation to update or revise any forward-looking statements contained in this Presentation. 2

Disclaimer (continued) This Presentation includes non-GAAP financial measures, including Adjusted EBITDA and Adjusted Free Cash Flow. Such non-GAAP financial measures are presented as supplemental measures of operating performance and provide an alternative method for assessing the Company’s financial condition and operating results. The Company believes that these non-GAAP financial measures, when taken together with the Company’s GAAP financial measures, allow the Company and its investors to better evaluate the Company’s performance. Because not all companies calculate non-GAAP financial measures identically (or at all), the measures contained herein may not be comparable to other similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation or as substitutes for net income (loss), net cash, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. This Presentation may contain material non-public information concerning the Company or its securities. By accepting this Presentation, each recipient hereof acknowledges and agrees to use any such information in accordance with these terms, their respective compliance policies, contractual obligations and applicable law, including federal and state securities laws. Each recipient hereof acknowledges and agrees that all of the information contained herein and any memoranda, notes and other documents and analyses developed by the recipient of this Presentation using any of such information is confidential and proprietary information of the Company. Each recipient hereof agrees that it will not disclose this information to any person or entity other than its directors, officers and employees who have a need to know such information and will use the information only in connection with its evaluation of the Company and the Transactions and will keep such information confidential in accordance with the terms of the existing confidentiality agreements to which the recipients are party. The Company and its directors, officers, partners, employees, agents, affiliates, representatives and advisors expressly disclaim any and all liability based, in whole or in part, on the information contained in this Presentation or any related offering and marketing materials received by any recipient hereof (which only speak as of the date identified on the cover page of this Presentation), errors therein or omissions therefrom. Neither the Company nor any of its directors, officers, partners, employees, agents, affiliates, representatives or advisors intends to update or otherwise revise the information contained herein to reflect circumstances existing after the date identified on the cover page of this Presentation to reflect new information, the occurrence of future events or otherwise, even if any or all of the Projections on which the information contained herein is based are shown to be in error. This Presentation is neither an offer to sell nor the solicitation of an offer to purchase any loans or securities of the Company or any financial instruments related thereto in any jurisdiction. Neither this Presentation (nor any part hereof) nor any information or statement contained herein shall form the basis of any contract or commitment whatsoever. This Presentation should not be relied upon for the purpose of evaluating the performance of the Company or for any other purpose. 3

Agenda Page 1 5 Introduction 8 2 Business Overview 15 Business Plan and Projections 3 24 Appendix 29 4

Section 1: Introduction 5

Key Business Highlights

The 2nd largest U.S. radio group and digital audio innovator, differentiated by its exclusive, premium audio content

- Audacy, founded in 1968, is a leading multi-platform audio content and entertainment company with the country's best collection of local music, news and sports brands, a premium podcast creator, major event producer, digital marketing solutions provider and a digital innovator
- The company, formerly known as Entercom, merged with CBS Radio on November 17, 2017, in an all-stock Reverse Morris Trust transaction, to create the 2nd largest U.S. radio group with 221 stations in 45 markets
- The company is concentrated in the largest markets in our country, with station clusters in all of the top 15 markets and 20 of the top 25 radio markets.
- Our markets provide coverage of 83% of the 12+ population in the top 50 radio markets and coverage of 60% of the entire U.S. 12+ population[(1)]
- We are the #1 or #2 station cluster in nearly 70% of measured markets[(2)], #1 local all sports platform, #1 all news radio platform[(3)] and the #2 radio player in the rapidly growing podcasting space with approximately 185 million monthly downloads[(4)]
- In 2019, prior to the pandemic, Audacy generated $1.49 billion in revenues, $341 million in Adjusted EBITDA and had year end 1L net leverage of 2.5x vs. our 4.0x maintenance covenant and total net leverage of 5.0x

(1) Nielsen Radio Market Survey Fall 2022, company calculations
(2) Based on Miller Kaplan rankings for 2022 total revenue. Miller Kaplan reporting is available for 39 of Audacy's 45 markets
(3) Nielsen persons 12+, M-S, 6a-12m, FA22 data
(4) Source: Triton Podcast Ranker

6

Audacy’s Strategic Evolution • Entercom went public in 1999, establishing a long-term track record of superior industry performance and organic growth • Having grown to #4 in industry revenues, but still lacking scale, Entercom merged with CBS Radio (industry #2) in November, 2017, to form Radio’s second scaled player, distinguished by its outstanding premium local brands, content, and concentration in the country’s top 50 markets • Having achieved scale, the company embarked on a series of transformational acquisitions, initiatives and investments to enhance its competitive position, establishing itself as a true multi-platform audio content and entertainment leader positioned for accelerated growth in the dynamic audio marketplace. The company has built competitive positions in podcasting, sports betting, digital marketing solutions, and an emerging, innovative audio streaming platform • The company acquired AmperWave (formerly WideOrbit Streaming) in 2021 to accelerate its proprietary tech capabilities and enable innovation across the business • The company rebranded as Audacy in 2021 and built a national sales and marketing organization and capabilities to enable significant national revenue growth capitalizing on the company’s newly-established scale and multi-platform products • Unfortunately, the company’s revenues and EBITDA have been severely impacted by the deep and sustained ad market headwinds over the past 3 1/2 years due to the pandemic, supply chain issues and the ad recession, amplified by the high degree of operating leverage in the business. Audacy’s performance has been further impacted by the developmental status of a number of its emerging products and capabilities which reflect the substantial expense related to the company's digital and other strategic investments without fully commensurate revenues • Notwithstanding its balance sheet challenges and current market turbulence, we believe the company is well-positioned for future performance, capitalizing on its scaled, differentiated competitive position in the audio space, and its emerging growth opportunities as economic conditions improve 7

Section 2: Business Overview 8

Audacy – Delivering Local Connection on a National Scale 221 stations in 45 markets Seattle Springfield Portland Milwaukee Wilkes-Barre Boston Minneapolis Rochester Providence Buffalo Hartford Madison Detroit Cleveland New York Sacramento Chicago Philadelphia Pittsburgh San Francisco Baltimore Denver Las Vegas Washington, D.C. Kansas City St. Louis Wichita Greensboro Norfolk Los Angeles Chattanooga Richmond Riverside Memphis Greenville San Diego Phoenix Atlanta Dallas New Orleans Austin Gainesville Houston Orlando Miami 9

A Market Leader in the Radio Industry

Key Highlights

Large Market Focus

- All of the top 15 markets, 20 of top 25 radio markets
- Coverage of 83% of 12+ population in top 50 radio markets and coverage of 60% of entire U.S. 12+ population[(1)]

Unique and Powerful Portfolio

- #1 or #2 station cluster in nearly 70% of measured markets[(2)]
- #1 local all sports platform[(3)], home to more than 40 pro teams and dozens of top college athletic programs
- #1 all news radio platform[(3)]
- #2 radio player in the rapidly growing podcasting space with approximately 185mm monthly downloads[(4)]

#2 Radio Group, Significant Concentration in Top 25 Markets

2022 Revenue ($Bn)


$3.9
$1.3
$1.0

	iHeart	Audacy	Cumulus Media
Total Stations:	864	221	404
Stations in:			
Markets 1-25	158	113	31
Markets 26+	706	108	373
% Top 25	18%	51%	8%

Source: Company filings

(1) Nielsen Radio Market Survey Fall 2022, company calculations
(2) Based on Miller Kaplan rankings for 2022 total revenue. Miller Kaplan reporting is available for 39 of Audacy's 45 markets
(3) Nielsen persons 12+, M-S, 6a-12m, FA22 data
(4) Source: Triton Podcast Ranker

10

Music for every fan.

Format Leadership

#1 in Country, Adult Hits, Classic Hits, Hot AC, Rhythmic AC

#2 in Adult Contemporary and Alternative

3 OF THE TOP 6 most listened-to music stations in America:

K-EARTH 101 THE GREATEST HITS ON EARTH!

NEW 102.7

WCBSFM 101.1 NEW YORK'S GREATEST HITS

Epic Events

Audacy WE CAN SURVIVE

Audacy LEADING LADIES

Audacy STARS AND STRINGS

Audacy WINTER FEST

ALMOST ACOUSTIC CHRISTMAS

Audacy BEACH FESTIVAL

Audacy Deck the Hall Ball

700+ Exclusive Music Stations

on the Audacy app

Including stations personally curated and hosted by **Coldplay, P!nk, Carrie Underwood, Lizzo and Ed Sheeran**



600+ Local music & entertainment personalities

118 Million Monthly Music Listeners

Source : Nielsen OTA Monthly Average CUME, All Markets, P12+, 12A-12M, Jan 22-23

11

The unparalleled leader in Sports Audio.

Reaching 58M+ sports fans weekly

(Audacy's share of listening in the All Sports radio format in 2022 among the top 10 radio groups, as measured by Nielsen, was **48%**. Our nearest competitor's share was 14%.)



50M
FANS
33M
FANS
43M
FANS
26M
FANS
31M
FANS
25M
FANS
8M
SPORTS BETTORS

Source: Nielsen Scarborough National Database (Current 6 Months only) 2022 Release 2 (Dec 2021 – Nov 2022) II Sports Fan = Fans of NFL, MLB, NBA, NHL, or NCAA Football/Basketball; Individual sports fans = did any activity relating to that sport including but not limited to watching/listening to games, buying merchandise, or attending games II Audacy OTA and streaming listeners; Nielsen Podcast Recontact Study (Listeners only) 2022 Release 2 Total (May 2023) II Audacy Podcast listeners that DO NOT listen to Audacy OTA or streaming; Top Ten Groups Report, SP22 + FA22 data, Persons 12+ M-S 6a-12m, All Markets

12

And the most trusted news in Audio.



BROADCAST

15.3M LISTENERS
8 ALL NEWS STATIONS
22 NEWS/TALK STATIONS


1010 WINS
ALL NEWS 92.3 FM

DIGITAL

9.6M ACTIVE USERS
+42% YOY GROWTH
2.3M UNIQUE STREAMING LISTENERS


The Daily Punch
THE DAILY PUNCH
April 13, 2022

PODCAST

5.6M NEWS PODCAST DOWNLOADS
1.9M NEWS PODCAST LISTENERS


WCBS
NEWSRADIO
880
Indra Nooyi, Fmr. PepsiCo Chairman & CEO

LIVE & VIRTUAL

EXCLUSIVE BUSINESS BREAKFASTS & INTERVIEWS

(Audacy's share of listening in the All News radio format in 2022 among the top 10 radio groups, as measured by Nielsen, was **81%.** Our nearest competitor's share was 10%.)

Sources: Nielsen OTA Monthly Average CUME, All Markets, P12+, 12A-12M, Jan 22-23; Nielsen; Audacy Station -- Weekly Cume by TSL by Format; All News; P12+M-Su 6a-12mid Triton Digital; Data from Mar 1 - 31, 2022; All Dayparts; Triton Digital Podcast Metrics, Data from May 2023; Total downloads and listeners of category News; Audacy News/News Talk monthly cume; Google Analytics, March 2022; Nielsen Top Ten Groups Report, SP22 + FA22 data, Persons 12+ M-S 6a-12m, All Markets

13

(dollars in millions)

Historical Results of Operations – 2018-22

The pandemic and its aftermath have significantly impacted Radio's audience and Audacy's financial performance

	Historical					% B / (W)				2018-22
	2018	2019	2020	2021	2022	18-19	19-20	20-21	21-22	CAGR
Spot[1]	$1,078.2	$1,083.0	$673.4	$790.0	$772.7	0%	(38%)	17%	(2%)	(8.0%)
Political	21.3	9.0	32.3	9.7	25.3	(58%)	259%	(70%)	162%	4.4%
Digital	121.5	146.3	190.0	237.8	259.1	20%	30%	25%	9%	20.8%
Network	60.4	81.9	82.3	84.5	89.9	36%	0%	3%	6%	10.5%
Events & Sponsorships	115.8	102.4	42.5	51.4	58.6	(12%)	(59%)	21%	14%	(15.7%)
Other[2]	65.3	67.3	40.4	46.0	48.1	3%	(40%)	14%	5%	(7.4%)
Revenues	**1,462.6**	**1,489.9**	**1,060.9**	**1,219.4**	**1,253.7**	**2%**	**(29%)**	**15%**	**3%**	**(3.8%)**
% change ex-political						**3%**	**(31%)**	**18%**	**2%**	**(3.9%)**
Variable	291.4	284.4	254.5	278.6	295.8	2%	10%	(9%)	(6%)	0.4%
Payroll	501.4	492.2	398.2	426.3	449.4	2%	19%	(7%)	(5%)	(2.7%)
Sales	97.1	98.0	79.3	87.9	94.6	(1%)	19%	(11%)	(8%)	(0.7%)
Programming	78.8	86.9	48.5	81.6	72.1	(10%)	44%	(68%)	12%	(2.2%)
Digital[3]	20.1	22.9	22.9	29.7	43.3	(14%)	0%	(29%)	(46%)	21.2%
Marketing	11.7	8.6	1.4	3.2	2.4	27%	83%	(126%)	25%	(32.8%)
Other	152.1	155.7	144.0	146.5	158.3	(2%)	8%	(2%)	(8%)	1.0%
Expenses	**1,152.5**	**1,148.8**	**948.8**	**1,053.7**	**1,115.8**	**0%**	**17%**	**(11%)**	**(6%)**	**(0.8%)**
Adjusted EBITDA	**$310.0**	**$341.2**	**$112.1**	**$165.7**	**$137.9**	**10%**	**(67%)**	**48%**	**(17%)**	**(18.3%)**
% Adj. EBITDA	21.2%	22.9%	10.6%	13.6%	11.0%					
% Radio ex political	79%	79%	73%	72%	70%					
% Digital	8%	10%	18%	20%	21%					
% Variable	20%	19%	24%	23%	24%					

- Audacy closed on the merger with CBS Radio on 11/17/17 and after a few initial bumps made progress growing its revenues in 2019 by 3% (ex-political) and its Adjusted EBITDA by 10%
- The pandemic had a severe impact on the advertising market and our events business in 2020 and Audacy was able to significantly mitigate the 29% decline it suffered in its revenues by reducing its expenses YoY by $200 million or 17%, including by executing a series of extraordinary temporary cost reduction actions such as furloughs, salary rollbacks and suspending our 401(k) match. We also were able to reduce our planned sports rights fees by 50% given that many professional games were canceled
- We made meaningful progress recovering in 2021, with our revenues (ex-political) up 18% and Adjusted EBITDA up 48%, but our OTA radio audience and revenues didn't rebound to the extent expected
- We believed that 2022 would be a year of ongoing recovery and in the first quarter we exceeded our plan, with our revenues up 14% YoY and Adjusted EBITDA up 152%
- But the ad market slowed down starting late 1Q22 as inflation ran and the Fed began its tightening cycle and then turned down rapidly during the 2nd quarter

(1) Auto spot revenues were 12%, 9%, and 10% of total spot revenues in 2019, 2021, and 2022, respectively.
(2) Other revenues includes endorsements, remotes, production, tower rent, LMAs, trade and barter (among other items).
(3) Includes product and user acquisition marketing.

14

Section 3: Business Plan and Projections 15

Overview: 2023-2027 nd Audacy is poised to meaningfully improve its financial performance as the economy strengthens in the 2 half of 2024 and key investments that we believe will enable a reacceleration of our digital growth come to fruition Radio advertising revenues dropped precipitously with the onset of the pandemic and related supply chain and • macroeconomic issues. While advertising market conditions remained highly disrupted in 2021, Audacy's Radio spot revenues improved to 73% of their 2019 levels and to 77% at the end of 2021 and in the first quarter of 2022 before falling again with the advertising recession that began in 2Q22. The full year 2023 forecast indicates spot revenues are expected to decline to 65% of 2019 The company expects a recovery in its radio spot business as economic conditions normalize, but also believes that the • impact of share shift to digital advertising and the secular ratings decline will significantly limit the magnitude of that recovery. Financial projections are extremely sensitive to this assumption as 90+% of incremental spot revenues flow through to Adjusted EBITDA. The forecast assumes that Audacy's spot revenues will recover to 67% of 2019 in 2024 before resuming secular decline (1) We have assumed, based on economic projections by BofA , that the economy and the advertising market will further • nd strengthen in the 2 half of next year and that full year real GDP will be up 0.9% YoY (4Q/4Q) and that annual GDP growth will be about 2% or slightly greater 2025-27 (i.e., “more normal”) • We anticipate that like other traditional media, OTA listening erosion will persist while reach remains strong, and consumption continues to fragment and shifts towards digital devices 16 (1) BofA Securities, U.S. Economic Weekly, June 9, 2023

Overview: 2023-2027 (continued) • As a result, the company has been working to accelerate its penetration of the digital audio advertising market by: ‒ Forging partnerships with others, like TuneIn, for the distribution of our linear radio content in order to more rapidly build the scale of our streaming audience and our O&O digital audio advertising supply ‒ Leveraging our sales and ad tech capabilities to expose other broadcasters’ streaming inventory to more attractive demand for a revenue share and to enhance our relevance as a source of streaming supply and allow us to better meet the needs of agencies and advertisers ‒ Accelerating the completion of key initiatives to enhance our streaming platform and deliver new critical programmatic, data and related operational capabilities prior to the beginning of 2024 • We believe that our on-platform personalized, interactive radio experience will allow us to: ‒ Further leverage and exploit Audacy’s unique spoken word content advantage and increasingly earn more listening occasions and more time spent listening as users get more of what they want, when they want it (as the initial usage data supports) ‒ Upsell new listeners gained via expanded distribution of our linear radio content over time to the more compelling and profitable Audacy platform experience 17

Key Business Plan Assumptions Category Assumptions • Grow our radio advertising revenue share from 2022 by 1.2 points by 2024 and by a further 0.7 points by 2026 ‒ Flows through to Adjusted EBITDA at a marginal rate of >90% Radio • Project streaming market will grow at 16% CAGR 2022-27 • Grow streaming advertising revenue share from projected 1.4% in 2023 to 2.0% in 2027 • Grow O&O streaming impressions at a 23% CAGR from 2023-27 and better monetize these impressions ‒ O&O streaming revenues are projected to flow through to Adjusted EBITDA marginally about mid 70s Streaming • Expect to expand contribution margin from 16% in 2021 to low 40s by 2027 • Project podcast market will grow at 25% CAGR 2022-27 • Project podcast revenues grow about in-line with market growth Podcasting • Project contribution margin improves from about breakeven in 2022 to upper 30s in 2027 • Targeting a DMS revenue CAGR of mid-teens 2022-27 Digital Marketing Solutions (DMS) • Event revenues projected to grow at a 5% CAGR through 2027 • Plan to launch subscription audio streaming offering that will generate over $20 million in subscription Other Revenue revenues by 2027 18

Key Business Plan Assumptions (continued) Category Assumptions • Hold growth in total expenses to a 3.3% CAGR from 2022-27, including: ‒ 6.7% CAGR in variable sales costs (including COGS), growing from 19% of revenues in 2019 to 28% of revenues by 2027 ‒ Low 20s CAGR in marketing and user acquisition expense, which is critical to drive growth in our radio ratings share and streaming impressions Expenses • Project sports rights fees to slightly decline, after impact of contractual escalation • Project to limit the increase in operating lease costs to < 1% CAGR 2023-27 • Projections include $97mm of added cost reduction actions executed in 2H22 and in 2023 • Remainder of our expense base has been projected based on existing trends and relationships relative to revenue • Project capex at $48 million / year Capex‒ Project maintenance capex of $20 - $30 million / year 19 Note: $12mm incremental savings identified across contract renegotiations that are not included in projections shown.

Radio Advertising – Audacy Markets: 2019-27 nd We project 3.6% market growth in 2024 as political advertising ramps up and the economy improves in the 2 half • We project that Audacy’s radio advertising markets will decline by 10.6% in 2023 and will strengthen in the 2nd half of next year, propelled by the expected economic recovery, improvement in key advertising categories (like automotive and mortgagelenders) and a Presidential election year • Excluding the impact of estimated incremental political, we project that the radio advertising market will decline by low single digits 2025-27 or about consistent with the expected decline in Radio’s OTA audience ($ in billions) Spot + Network Advertising Market $ 4.8 $ 4.0 $ 3.9 $ 3.7 $ 3.6 $ 3.5 $ 3.5 $ 3.3 $ 3.3 % YoY (2.0%) (30.3%) 16.3% 2.6% (10.6%) 3.6% (6.2%) 0.7% (6.1%) 2019 2020 2021 2022 2023 2024 2025 2026 2027 20

Digital Audio Advertising Market (Streaming + Podcast): 2020-27 The digital audio advertising market is projected to grow at a 19% CAGR 2022-27 • The streaming market, per IAB/PwC, grew by 19% in 2022 and we project that the market will grow at a 16% CAGR 2022-27 or consistent with the projected growth estimate per Morgan Stanley • IAB/PwC projects that podcast advertising will grow at a 30% CAGR 2022-25 and by 23% in 2025. We extended their projection through 2027 at a declining annual growth rate, resulting in a CAGR of 25% 2022-27 Digital Audio Advertising Market Size $14.2B $12.3B $5.6B $10.5B $4.8B $8.9B $4.0B $7.1B $3.2B $5.9B $2.3B $4.9B $1.8B $8.6B $1.4B $3.1B $7.5B $6.5B $5.6B $0.8B $4.8B $4.1B $3.4B $2.2B 2020 2021 2022 2023 2024 2025 2026 2027 Streaming Podcast 21 th Sources: IAB/PwC’s annual Internet Advertising Revenue Report and U.S. Podcast Advertising Revenue Study; Morgan Stanley Research, 9 Annual Audio Entertainment Study, January 10, 2023

(dollars in millions)

Projected Results of Operations 2023-27

We assume that 2024 will bring economic recovery and that 2025-27 economic growth will be "more normal"

- 2023 revenues are forecast to be down by $85 million or 7% YoY (down 5% ex-political). 2023 expenses are expected to be down by $22 million or 2.0%, as our cost reduction actions are eroded by wage & benefits inflation, increases in COGS and the impact of costs moving from capex to opex as a result of the launch of our new streaming platform in July of last year. 2023 Adjusted EBITDA is forecast at $75 million or down $63 million or 46% YoY
- Revenues are projected to grow by 8% in 2024, propelled by a 3.6% increase in the size of the radio advertising market, an increase in our radio advertising revenue share, the benefit of a Presidential election year and the reacceleration of our digital growth. Adjusted EBITDA is projected to recover to $138 million
- We project that our revenues will grow at a 3.6% CAGR 2022-27 (ex-political), weighed down by a projected decline in spot revenues, and Adjusted EBITDA is projected to grow at a 3.4% CAGR
- Our projected 2023-27 revenue CAGR is 6.0% and our projected digital revenue CAGR for this same period is 22%. Digital is expected to account for 39% of our total revenues in 2027 as compared to 21% in 2022

Revenue (2019 – 2027)



Actual
Projected
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$-
$1,490
67
102
82
146
9
1,083
$1,061
40
42
82
190
32
673
$1,219
46
51
84
238
10
790
$1,254
48
59
90
259
25
773
$1,169
48
61
85
261
5
709
$1,267
50
66
88
309
33
721
$1,321
50
69
91
389
9
714
$1,416
50
72
93
481
27
693
$1,478
51
74
94
581
10
669
2019
2020
2021
2022
2023
2024
2025
2026
2027
Spot
Political
Digital
Network
Events & Sponsorships
Other

EBITDA (2019 – 2027)



Actual
Projected
$400
$350
$300
$250
$200
$150
$100
$50
$-
25%
20%
15%
10%
5%
-
23%
11%
14%
11%
6%
11%
10%
12%
11%
$341
$112
$166
$138
$75
$138
$137
$167
$163
2019
2020
2021
2022
2023
2024
2025
2026
2027
EBITDA ($)
EBITDA Margin (%)

22

Note: Projected annual Digital contribution margin of 5%, 15%, 24%, 31%, and 35% for 2023-2027 does not reflect shared expenses, is subject to change and further refinement, and is not expected to be reported upon in the future.

(dollars in millions) Unlevered Free Cash Flow Unlevered FCF is projected to decline from $81 million in 2022 to $75 million in 2027 (a non-political year) Note: These unlevered Adjusted FCF projections do not include current or pro forma debt service nor any restructuring related tax consequences or professional fees. In projecting cash taxes, we 23 assumed that our interest deduction equals our 163(j) limitation and that the company takes an approximately $1.3 billion worthless stock deduction in 2024, which is used to shelter projected CODI.

Appendix 24

(dollars in millions) (1) 2017-2022 Expense Bridge : Cost Reduction Actions & Investments Since closing the CBS Radio merger, we have executed over $310 million of expense reduction actions through the end of 2022, equal to 26% of the 2017PF expense base, and transformed our operations • The analysis at left only culls out the significant discrete expense reduction actions. Many more actions are embedded in the change in our expenses over the last 5 years • From the closing of the CBS Radio merger through the end of 2019, the company executed an integration program that covered both traditional actions, like eliminating duplicative corporate overhead, and actions to reengineer how work was performed in the organization • We consolidated just about all of our administrative activities into shared services organizations (such as finance and HR), and into new offshore BPO teams, and consolidated and regionalized many market level operating functions such as production, digital content and broadcast engineering • Our expense reduction efforts have been ongoing since we wrapped up the integration program 25 (1) As if the CBS Radio merger closed 1/1/17.

(dollars in millions)

Non-Strategic Asset Sales[1]

Since closing the CBS Radio merger, Audacy has systematically worked to sell redundant properties and to free up assets for sale that have significant value for an alternative use, like the tower site we sold near O'Hare Airport that was highly coveted by logistics operators. We have also opportunistically sold non-strategic stations when the price was right

Completed Asset Sales

Year	Asset	Location	Sales Price	After-Tax Net Proceeds
2018	Tower site	Itasca, IL (near O'Hare Airport)	$46.0	$33.6
2018	Building	Venice Boulevard LA, CA	25.5	21.0
2018	Land and buildings	Linda Vista San Diego, CA	1.7	1.6
2018	Building	Sacramento, CA	1.2	1.2
2018	Land and buildings	J Carpenter Highway, Dallas, TX	1.5	1.0
2018	Land	Austin, TX	1.4	1.4
2019	Towers	Various markets	25.0	18.1
2019	Radio station	Victor Valley, CA	1.0	0.8
2019	Land	Chicago, IL (West Belmont)	0.2	0.2
2019	Land and buildings	Miami, FL	2.4	2.1
2019	Land and buildings	Miami, FL	1.6	1.5
2020	Radio station	Greensboro, NC	0.4	0.3
2020	Radio station	WAAF-FM Boston, MA	10.8	7.6
2021	Tower site	Antelope Road, Sacramento, CA	5.5	3.9
2022	Radio station	KGMZ - AM San Francisco, CA	0.5	0.4
2022	Land	Houston, TX	15.6	11.9
2022	Land	Las Vegas, NV	40.0	28.8
2023	Towers	Various markets	17.0	12.8
2023	2 Stations + IP	Buffalo and Memphis	15.5	11.0
2023	Station	Palm Springs, CA	0.6	0.4
4Q23	Studio building	Phoenix, AZ	$10.5	$7.8

	Sales Price	After-Tax Net Proceeds
Total - Completed	**$223.8**	**$167.5**
Liability Management Plan (LMP)	**$99.2**	**$72.7**

Projected Asset Sales

Year	Asset	Location	Sales Price	After-Tax Net Proceeds
2024	Office building	Boston, MA	11.1	7.0
2024	Land	Needham, MA	3.5	2.7
2025	Land	Portland, OR	13.0	9.6
2025+	Land	Hamburg, NY	0.3	0.2
2025+	Land	O'Fallon, MO	0.4	0.3
2025+	Real property	Minneapolis, MN	5.7	4.1
2025+	Land	Ramsey, MN	0.4	0.2
2025+	Land	Glendale Heights, IL	18.0	15.2
2025+	Office building	Boston, MA	$7.0	$5.5

	Sales Price	After-Tax Net Proceeds
Total - Projected	**$59.4**	**$44.8**
Cummulative Total - Completed + Projected	**$283.2**	**$212.3**
Cummulative LMP total through 12/31/23	**$99.2**	**$72.7**

- We have completed $224 million of asset sales since closing the CBS Radio merger and we have another $60 million of sales in our pipeline
- We have generated $99 million of sales so far under our liability management plan this year. The properties being sold under this program are all important operational assets where we have either had to take significant actions to free them up for sale or we have chosen to cede control of a key tower site to a trusted operator for an attractive multiple. We have also selectively sold a few non-strategic stations based on inbound expressions of interest
- The company is continuing to evaluate other opportunities to sell select assets and it expects to add to its pipeline over time

(1) Excluding divestitures mandated by the FCC as part of the CBS Radio merger.
Note: Additional assets at Audacy Atlas not currently scheduled for sale include real property in Avon, CT and radio.com domain name. In addition, there are 47 real properties (including 39 towers and 8 studios) at the restricted group that are unencumbered.

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Capex Breakdown

Cap Ex Spend			Category
Department	2022	2021	
Digital (primarily A2 platform and Ad Tech)	$55,727,540	$53,585,607	Growth
Engineering (Broadcast)	5,662,630	8,025,616	Maintenance
Real Estate	15,234,578	2,972,912	Maintenance/Cost Savings (1)
IT (network, infrastructure)	3,445,429	11,995,464	Maintenance/Growth (2)
Re-Branding (one time project, Audacy name change)	750,867	65,436	Growth
Total Cap Ex	**$80,821,044**	**$76,645,035**	

Summary		
Growth	$56,478,407	$63,646,507
% Growth	69.9%	83.0%
Maintenance	$24,342,637	$12,998,528 (3)
% Maintenance	30.1%	17.0%
Total	**$80,821,044**	**$76,645,035**

(1) The company is executing an ongoing program to reduce its RE footprint and its cost across the country. Our 2022 spend includes a number of projects, including moving our studio in San Francisco as a result of the upcoming termination of our lease in CBS's studio. Our RE spend fluctuates significantly year to year as a result of the specific projects being executed.
(2) IT maintenance is approx $2-3.5M annually. In 2021, IT investment surged to lay the foundation to support the growth and expansion of our digital platform.
(3) During 2021, we reduced our maintenance investment to make way to build the underlying IT infrastructure to enable our new streaming platform and to refresh the technology that supports the air chain for our radio signal for both streaming and OTA distribution. Going forward, we expect our maintenance investment will average between $25-30 million / year over the projection period, depending on the extent of RE projects in a given year and/or broadcast engineering "must do" investments.

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Real Estate Appraisals: Audacy Atlas

Real Property	Type	External Appraisal Detail		
		Estimated Value[1]	Low	High
1555 Central Avenue, Needham, MA	Tower	$3,310,000	$2,300,000[2]	$4,320,000[3]
3791 Big Tree Road, Hamburg, NY	Tower	3,330,000	3,330,000	3,330,000
375 E Army Trail Road, Glendale Heights, IL	Tower	12,700,000	5,400,000[4]	20,000,000[5]
345 Deercliff Road, Avon, CT	Tower	1,300,000	1,300,000	1,300,000
3237 Coon Rapids Boulevard, Coon Rapids, MN	Tower	5,700,000	5,700,000	5,700,000
5215 Industrial Avenue NW, Ramsey, MN	Tower	380,000	380,000	380,000
17550 NE Marine Drive, Portland, OR	Tower	13,900,000	13,900,000	13,900,000
219 Magdalen Lane, O'Fallon, MO	Tower	3,650,000	3,650,000	3,650,000
83 Leo M. Birmingham Parkway, Brighton, MA	Office	24,750,000	19,500,000[6]	30,000,000[7]
840 N Central Avenue, Phoenix, AZ	Office	10,500,000[8]	10,500,000	12,580,000
Total		**$79,520,000**	**$65,960,000**	**$95,160,000**

(1) Based on midpoint of external appraisal range, unless specified otherwise.
(2) As-is valuation; based on current zoning as SRA, Single Residence.
(3) Valuation based on hypothetical zoning change to Commercial.
(4) As-is valuation; based on current zoning as AE, Agricultural Estate District.
(5) Valuation based on hypothetical zoning change to Industrial.
(6) As-is, low-density life science or residential.
(7) As-entitled, mid-density life science.
(8) Based on offer received for the property.

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Real Estate Appraisals: All Other

#	Property	Type	External Appraisal Detail: Estimated Value[1]	Low	High
1	174 Chalmers Drive NW, Atlanta, GA	Tower	$1,380,000		
2	0 Chalmers Drive NW, Atlanta, GA	Vacant	50,000		
3	12008 SW Martin Highway, Palm City, FL	Vacant / Tower	870,000		
4	10 Hidden Pass Road, Richmond, VA	Vacant	30,000		
5	0 Trexler Street, East Spencer, NC	Vacant	50,000		
6	2500 SW Rolling Road, Baltimore, MD	Tower	590,000		
7	1791 Bush Road, Grand Island, NY	Tower	1,120,000		
8	2124 Saturn Road, Dallas, TX	Tower	3,470,000		
9	4790 East County Line Road, Littleton, CO	Tower	730,000		
10	8009 Lyndon Street, Detroit, MI	Tower	130,000		
11	9880 Haggerman Road, Berlin, MI	Tower	820,000		
12	10215 Telegraph Road, Ash Township, MI	Tower	400,000		
13	2201 Woodward Heights Boulevard, Ferndale, MI	Tower	640,000		
14	12450 SE 50th Street, Morriston, FL	Tower	370,000		
15	3275 SE County Road 343, Morriston, FL	Tower	550,000		
16	N/A, Tryon Peak, NC	Tower	140,000		
17	235 Broadcast Drive, Spartanburg, SC	Tower	470,000		
18	50 North 6th Street, Greenville, SC	Tower	780,000		
19	1502 Crestwood, Pasadena, TX	Tower	520,000		
20	10 Hughes Road, Claycomo, MO	Tower	1,150,000		
21	8105 Mission Road, Prairie Village, KS	Tower	3,520,000		
22	4301 W 190th Street, Torrance, CA	Tower	200,000		
23	6839 Portage Road, Windsor, WI	Tower	390,000		

(1) Based on external appraisal point estimate or midpoint of external appraisal range.

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Real Estate Appraisals: All Other (Cont'd)

#	Property	Type	External Appraisal Detail: Estimated Value[1]	Low	High
24	5900 Barataria Boulevard, Jefferson Parish Marrero, LA	Tower	30,000		
25	3925 Idaho Street, Gretna, LA	Tower	920,000		
26	462 Polito Avenue, Lyndhurst, NJ	Tower	1,340,000		
27	550 King Avenue, Bronx, NY	Tower	1,210,000		
28	1267 N. Church Street, Moorestown, NJ	Tower	3,040,000		
29	5090 Joshua Road, Whitemarsh, PA	Tower	3,370,000		
30	2724 Clearview Road, Pittsburgh, PA	Tower	1,520,000		
31	9600 WRVA Road, Richmond, VA	Tower	810,000		
32	2760 S. Clinton Avenue, Brighton, NY	Tower	360,000		
33	4480 State Route 162, Granite City, IL	Tower	180,000		
34	6000 Ager Road, Hyattsville, MD	Tower	1,260,000		
35	1621 N Rock Road, Wichita, KS	Tower	620,000		
36	Route 309, Hazelton, PA	Tower	350,000		
37	Armstrong Road, Pittston, PA	Tower	80,000		
38	Route 933 Laurel Run Road, Bear Creek Township, PA	Tower	340,000		
	Towers Subtotal		**$33,800,000**	**$33,800,000**	**$33,800,000**
39	625 Second Ave South, Minneapolis, MN	Office	1,500,000		
40	3245 Basie Road, Richmond, VA	Office	2,600,000		
41	25 Garlington Rd, Greenville, SC	Office	2,382,510	2,091,960	2,673,060
42	7000 Squibb Road, Mission, KS	Office	5,450,000	5,300,000	5,600,000
43	7413 Old Lee Highway, Chattanooga, TN	Office	1,000,000	950,000	1,050,000
44	11800 West Grange Ave, Hales Corner, WI	Office	1,103,000		
45	305 Highway 315, Pittston, PA	Office	900,000	800,000	1,000,000
	Total		**$48,735,510**	**$48,144,960**	**$49,326,060**

(1) Based on external appraisal point estimate or midpoint of external appraisal range.

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Org Chart


= Public Company
= 1L Loans
= 2L Notes
= Receivables Originator
Yellow Border
= Equity Not Pledged
= Unrestricted Sub
= Receivables Sub
= Immaterial Sub
Audacy, Inc.[1]
Audacy Capital Corp.
Audacy Corp.
Audacy Miami, LLC
Audacy Operations, Inc.
Audacy Texas, LLC
Audacy License, LLC
Other State-Specific OpCos[2]
Audacy New York, LLC
Audacy Networks, LLC
Audacy Properties, LLC
Audacy Int'l, LLC
Audacy Atlas, LLC
Specialty OpCos[3]
QL Gaming Group, LLC
Audacy Receivables, LLC
Cadence 13, LLC
Podcorn + Pineapple[4]

1 Pennsylvania corporation (all other entities are Delaware corporations).

2 "Other State-Specific OpCos" refers to: Audacy Arizona, LLC; Audacy California, LLC; Audacy Colorado, LLC; Audacy Connecticut, LLC; Audacy Florida, LLC; Audacy Georgia, LLC; Audacy Illinois, LLC; Audacy Kansas, LLC; Audacy Louisiana, LLC; Audacy Maryland, LLC; Audacy Massachusetts, LLC; Audacy Michigan, LLC; Audacy Minnesota, LLC; Audacy Missouri, LLC; Audacy Nevada, LLC; Audacy North Carolina, LLC; Audacy Ohio, LLC; Audacy Oregon, LLC; Audacy Pennsylvania, LLC; Audacy Rhode Island, LLC; Audacy South Carolina, LLC; Audacy Tennessee, LLC; Audacy Virginia, LLC; Audacy Washington DC, LLC; Audacy Washington, LLC; and Audacy Wisconsin, LLC.

3 "Specialty OpCos" refers to AmperWave, LLC; Audacy Radio Tower, LLC; Audacy Services, LLC; Audacy Sports Radio, LLC; Eventful, LLC; and Infinity Broadcasting, LLC.

4 Podcorn + Pineapple" refers to Podcorn Media, LLC and Pineapple Street Media, LLC.

31